UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 22, 2013, Alexander & Baldwin, Inc. (the “Company”) completed the purchase of a 170,300 square-foot, 10-building retail center in Leeward Oahu for $10.1 million in cash and the assumption of a $19.7 million loan (the “Loan”). The Promissory Note for the Loan is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement, bears interest at 5.3922 percent, and requires monthly payments of principal and interest totaling $124,552. A final balloon payment of $18.5 million is due on October 5, 2015. In connection with the loan assumption, the Company has also provided a limited guaranty for the payment of all obligations under the Loan. The guaranty is limited to 10 percent of the outstanding principal balance of the Loan upon the occurrence of an event of default, plus any cost incurred by the lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 25, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller